Exhibit 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership
*Bijie Feishang Energy Co., Ltd.	People’s Republic of China	100% (held by Guizhou Puxin)
China Coal Mining Investments Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
*Feishang Anthracite Resources Limited	British Virgin Islands	100% (held by Registrant)
Feishang Dayun Coal Mining Limited	Hong Kong Special Administrative Region	100% (held by Pineboom)
Feishang Mining Holdings Limited	British Virgin Islands	100% (held by Registrant)
Feishang Yongfu Mining Limited	Hong Kong Special Administrative Region	100% (held by Newhold)
FMH Corporate Services Inc.	Florida	100% (held by Registrant)
*Guizhou Dayun Mining Co., Ltd.	People’s Republic of China	100% (held by Yangpu Dashi)
*Guizhou Fuyuantong Energy Co., Ltd.	People’s Republic of China	100% (held by Smartact)
*Guizhou Nayong Dayuan Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
*Guizhou Puxin Energy Co., Ltd.	People’s Republic of China	100% (held by Guizhou Fuyuantong)
*Guizhou Yongfu Mining Co., Limited	People’s Republic of China	70% (held by Guizhou Puxin)
*Hainan Yangpu Dashi Industrial Co., Limited	People’s Republic of China	100% (held by Guizhou Puxin)
*Hong Kong Smartact Limited	Hong Kong Special Administrative Region	100% (held by Feishang Anthracite)
*Jinsha Baiping Mining Co., Ltd.	People’s Republic of China	70% (held by Guizhou Puxin)
*Jinsha Juli Energy Co., Ltd.	People’s Republic of China	100% (99% held by Guizhou Puxin and 1% held by Beijie Feishang)
*Liuzhi Linjiaao Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
*Liuzhi Xinsong Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
*Nayong Gouchang Coal Mining Co., Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Newhold Investments Limited	British Virgin Islands	100% (held by Registrant)
Pineboom Investments Limited	British Virgin Islands	100% (held by Registrant)
*Shenzhen Chixin Information Consulting Co., Ltd.	People’s Republic of China	100% (held by Guizhou Puxin)
Shenzhen Feishang Management and Consulting Co., Limited	People’s Republic of China	100% (held by Yunnan Mining)
Silver Moon Technologies Limited	British Virgin Islands	80% (held by Registrant)
Sunwide Capital Limited	British Virgin Islands	100% (held by Registrant)
Wuhu Feishang Mining Development Co., Limited	People’s Republic of China	100% (held by Feishang Mining)
Yangpu Lianzhong Mining Co., Limited	People’s Republic of China	100% (held by China Coal)
Yangpu Shuanghu Industrial Development Co., Limited	People’s Republic of China	100% (held by Feishang Yongfu)
Yunnan Feishang Mining Co., Limited	People’s Republic of China	100% (held by Wuhu Feishang)

* Collectively these companies comprise the coal business held by Feishang Anthracite that was subject of the January 22, 2014 Spin-Off.